SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 16, 2001

                          GASTON FEDERAL BANCORP, INC.
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

    Federal                          0-23971                     56-2063438
    -------                         -------                      ----------
(State or Other                 (Commission File No.)         (I.R.S. Employer
Jurisdiction of                                              Identification No.)
 Incorporation)

245 West Main Avenue, Gastonia, North Carolina                         28053
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:           (704) 868-5200
                                                   -----------------------------


                                 Not Applicable
         ----------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.                   Other Events

         On July 16, 2001, Gaston Federal Bancorp, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") with Innes Street Financial Corporation ("Innes Street"). Innes Street is the holding company for Citizens Bank, Inc., Salisbury, North Carolina ("Citizens Bank"). Under the terms of the Agreement, Innes Street will be merged into a subsidiary of the Registrant, all shares of Innes Street will be cancelled, and the Registrant will pay $18.50 per share in cash for each of the 1,974,325 outstanding shares of Innes Street's common stock. Each option to purchase Innes Street's common stock shall be converted into the right to receive in cash an amount equal to the difference (if a positive number) between $18.50 and the exercise price of the option.

         As a result of the merger, Citizens Bank will merge into Gaston Federal Bank, the wholly- owned subsidiary of the Registrant, and operate as a division of Gaston Federal Bank. Innes Street's three locations will become branch offices of Gaston Federal Bank. The aggregate purchase price for the transaction (including cash payments for the cancellation of options) is approximately $38 million. The transaction will be accounted for using the purchase method.

         Consummation of the merger is subject to approval by Innes Street's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed in the fourth calender quarter of 2001 . At March 31, 2001, Innes Street had total assets of $212.2 million and total deposits of $168.6 million.

Item 7.      Financial Statements, Pro Forma Financial Information, and Exhibits

             The following Exhibits are filed as part of this report:

         Exhibit No.                 Description

               2.1 Agreement and Plan of Merger by and among Gaston Federal Holdings, MHC, Gaston Federal Bancorp, Inc., Gaston Merger Subsidiary, Inc., Gaston Federal Bank, and Innes Street Financial Corporation and Citizens Bank, Inc. dated as of July 16, 2001

              99.1          Joint Press Release dated July 16, 2001

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                   GASTON FEDERAL BANCORP, INC.



DATE: July 18, 2001                         By:    /s/ Paul L. Teem, Jr.
                                                   ---------------------------
                                                   Paul L. Teem, Jr.
                                                   Executive Vice President,
                                                   Secretary and Chief
                                                   Administrative Officer

































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                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

            Exhibit No.                 Description

               2.1 Agreement and Plan of Merger by and among Gaston Federal Holdings, MHC, Gaston Federal Bancorp, Inc., Gaston Merger Subsidiary, Inc., Gaston Federal Bank, and Innes Street Financial Corporation and Citizens Bank, Inc. dated as of July 16, 2001

              99.1          Joint Press Release dated July 16, 2001



















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